Exhibit 10.7

August 24, 2011

Mr. Wang Zhiguo

Yew Bio Pharm Group Inc.

Building 5, B area, No. 18

Hengshan Road, Xiangfang District

Harbin, Heilongjiang Province, P.R.C.

Dear Mr. Wang,

Thank you for the opportunity to be of service to you. This letter outlines the terms of our engagement, as we understand them. The term of the employment hereunder shall commence upon signing of this letter. Please indicate your agreement by signing in the space provided at the end of this letter and returning the original to us.

SCOPE OF ENGAGEMENT:

We are being engaged to:

•	Act as chief financial officer/controller to the company.

•

Assist the Company and its management in dealing with auditing process and with the auditing firm including visiting the Company’s location during the audit process and helping the Company prepare and finalize the audit in a timely and efficient manner.

CFO Oncall Asia, Inc.

1643 Royal Grove Way, Weston, FL 33327 * Phone: (800) 867-0078 * Fax (954) 337-2204

•

Assemble the Company’s annual and quarterly financial statements, which include a balance sheet, statement of income, statement of changes in stockholders’ equity, and a statement of cash flows and footnotes for specific periods in order to conform to generally accepting accounting principles accepting in the United States of America. Additionally, we will assist management in the preparation of financial statements and work papers related to annual financial audits and quarterly SEC filings. SEC filings shall include quarterly 10-Q reports, financial portions of the 10-K report, management’s discussion and analysis, 8-K filings, and financial portion of registration statements.

•	Assist management in any communications with the United States Securities and Exchange Commission.

•	Summarize such adjusting entries as management deems necessary to reflect non-monetary transactions (e.g., depreciation, capitalization of costs, loan amortization, intercompany transactions, etc.)

•	We will assist the Company in preparing other public filings required by the Company including registration statements on Form S-1.

Additionally, as Chief Financial Officer of the Company, we will provide the following services:

•	Assist you in communications with the Company’s Board of Directors including participation at board meetings, and any other board issues.

•	We will assume substantial risk including criminal liability associated with becoming the Chief Financial Officer and Principal Accounting Officer of a public entity.

•	We will assist the Company in dealing with potential investors. We will be available to answer questions, provide analysis and appearance at any investor meetings.

•	We will continually train Company staff and will provide greater oversight and we will advice management about all financial issues related to being a public entity.

CFO Oncall Asia, Inc.

1643 Royal Grove Way, Weston, FL 33327 * Phone: (800) 867-0078 * Fax (954) 337-2204

•	Assist the Company in any due diligence requirements from any potential funding source including preparation of budgets, projections, and financial analysis.

•	We will assist the Company in managing the process of becoming compliant with the Sarbanes-Oxley Act of 2002.

We do not undertake to, and will not, provide any opinion or form of assurance on the financial statements we assemble in connection with these services and, accordingly, we do not undertake to make inquiries or perform other procedures to verify, corroborate, or review information supplied by you. Our engagement to assemble financial statements cannot be relied upon to disclose errors, irregularities, or illegal acts, including fraud or defalcation that may exist.

FINANCIAL TERMS

The annual fees are calculated at $8,000 per month payable every month. We require a retainer of $4,000 upon commencement of the contract to be applied to your first invoice. The engagement duration is for one year with a minimum of six (6) months commitment period from the date of execution of this letter. This engagement may be terminated upon sixty (60) days advance written notice by either party after the six months commitment period. In the event that the Company decides to hire a full time chief financial officer, we will assist in any way possible to bring them up to speed and getting them familiar with the Company’s financial condition, in addition we are willing to be retained as VP of financial reporting and we will negotiate a fee for that at such time. Invoices will be sent monthly and are payable upon presentation. Lack of payment may result in our immediate termination of services until your account is fully paid. Out of pocket fees will be reimbursed separately and will consist of travel expenses. Upon presentation of appropriate documentation, we will be reimbursed for all reasonable and necessary transportation and lodging expenses incurred in connection with the performance of our duties hereunder, all in accordance with the Company’s expense reimbursement policy applicable to senior executives from time to time in effect (to be preapproved by the company).

CFO Oncall Asia, Inc.

1643 Royal Grove Way, Weston, FL 33327 * Phone: (800) 867-0078 * Fax (954) 337-2204

Our Standard Engagement Terms are attached and incorporated herein by reference. Please review these terms carefully.

We appreciate your trust and confidence in our professional services. If we can answer any questions regarding this engagement or our fees, or explain any of our other services, please do not hesitate to contact us. If the foregoing is consistent with your intentions and understanding, please sign this letter in the space provided and return it to us.

Regards,

Adam Wasserman

Chief Executive Officer

CFO Oncall Asia, Inc.

I understand and agree with the provisions outlined above.

/s/ Zhiguo Wang	8/25/2010
Signature	Date

Print Name:             Zhiguo Wang

CFO Oncall Asia, Inc.

1643 Royal Grove Way, Weston, FL 33327 * Phone: (800) 867-0078 * Fax (954) 337-2204

STANDARD ENGAGEMENT TERMS

The following terms govern the engagement between the addressee of the accompanying engagement letter (You) and CFO Oncall, Inc. (CFO).

CONFIDENTIALITY

CFO treats all Client relationships as confidential and will not disclose your financial or tax information to anyone outside of CFO without your written permission except as required by law or regulation. Your permission may be granted by identifying the parties (e.g. financial advisor, attorney, banker, etc.) to whom disclosure is permitted below, or by other written correspondence. CFO further agrees to bind its employees and subcontractors to the terms and conditions of this Agreement.

CLIENT PROVIDED INFORMATION

You represent that all information provided to CFO is accurate and complete to the best of your knowledge. Further, if these services involve tax return preparation, you represent that unless CFO is otherwise advised in writing or acts as your business manager, you possess the required supporting documentation for such tax deductions as travel, entertainment, business gifts, charitable contributions, automobile usage, etc. CFO is not responsible for any additional tax, penalties or interest that might result from the lack of documentation for such deductions upon audit.

PROFESSIONAL JUDGMENT

CFO will use its professional judgment in applying tax, accounting, or other rules applicable to this engagement. Wherever there are conflicting, reasonable interpretations of the rules, we will advise you of the possible positions you might take and follow the position you request as long as it is consistent with applicable professional, statutory or regulatory standards. Should the positions taken result in additional taxes, penalties, fines, interest or any other damages, we assume no responsibility for such costs.

CFO Oncall Asia, Inc.

1643 Royal Grove Way, Weston, FL 33327 * Phone: (800) 867-0078 * Fax (954) 337-2204

CHANGES OR MODIFICATIONS IN SCOPE OF ENGAGEMENT

Should the scope of the engagement change, CFO will prepare a Change Order letter outlining the necessary changes and the modification of fees. CFO will not proceed with the modified scope without your prior approval. Fee increases resulting from Change Orders will be billed immediately and are due upon receipt.

TERMINATION OF ENGAGEMENT

Unless otherwise stated in the accompanying engagement letter, this engagement may be terminated upon thirty (30) days written notice by either party; provided, however, that these Standard Engagement Terms shall survive the termination of this engagement.

WORKPAPER OWNERSHIP

All documents and work papers, including, but not limited to, data in electronic form, which emanate from the services performed by CFO remain the sole property of CFO. CFO retains its work papers at its discretion and does not retain superseded materials.

ORIGINAL CLIENT RECORDS

Unless otherwise noted in the accompanying engagement letter, you are responsible to retain original documents as may be necessary to justify reported revenues, expenses, etc. CFO may choose to retain selected copies of documents in its work papers.

LIMITATIONS ON SCOPE OF ENGAGEMENT AND VERIFICATION OF INFORMATION

Unless otherwise stated in the accompanying engagement letter, CFO will not audit or otherwise verify the information provided by you or third parties. This engagement cannot be relied upon to disclose errors and irregularities, including fraud or misappropriation of assets that may exist. However, CFO will inform you of irregularities that come to its attention, unless they are inconsequential.

INDEMNIFICATION FOR MANAGEMENT MISREPRESENTATION

If we incur legal fees as a result of our reliance on any false representation by you, you agree to reimburse us for all of our legal fees and related costs of defense.

CFO Oncall Asia, Inc.

1643 Royal Grove Way, Weston, FL 33327 * Phone: (800) 867-0078 * Fax (954) 337-2204